Pricing Supplement dated July 14, 1998                            Rule 424(b)(2)
(To Prospectus dated December 17, 1997 and                    File No. 333-31815
Prospectus Supplement dated April 22, 1998)




                      AMERICAN RESIDENTIAL SERVICES, INC.

                Convertible Senior Subordinated Notes, Series A
--------------------------------------------------------------------------------
                            SHERWOOD SERVICES, INC.


Principal Amount: $338,000                  Interest Rate: 7.50% per annum
Issue Price:                                Stated Maturity: April 15, 2004
        [ X ] 100% of Principal Amount      Original Issue Date:  August 5, 1998
        [   ]    % of Principal Amount      Initial Conversion Price: $14.82
Convertibility Commencement Date:
        August 6, 1999

Optional Redemption Prices if redeemed during the 12-month period beginning April 15 in the years indicated (April 20 in the case of 2000), expressed as a percentage of the principal amount:

                            Year                 Redemption Price
                            ----                 ----------------
                   2000 ..............                104.14%
                   2001 ..............                103.11%
                   2002 ..............                102.07%
                   2003 ..............                101.04%

                               End of Supplement